UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2004

Clinical Data, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-12716 (Commission File Number)	04-2573920 (I.R.S. Employer Identification No.)

One Gateway Center, Suite 411
Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

(617) 527-9933
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Amendment of a Material Definitive Agreement Not Made in the Ordinary Course of Business

On October 25, 2004, the Registrant entered into an amendment (the “Amendment”) of the Loan and Security Agreement dated March 31, 2003, by and among the Registrant, the Registrant’s subsidiary, Clinical Data Sales & Service, Inc., and LaSalle Business Credit, LLC (the “Credit Agreement”).  Under the Amendment, the Credit Agreement now permits the borrowers thereunder to make an additional $1.5 million in capital expenditures which may be financed by equipment leasing credit facilities with third parties during the current fiscal year ending March 31, 2005.  The Registrant expects to make such expenditures during the current fiscal year and finance them with leasing facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLINICAL DATA, INC.

Date: October 26, 2004	/s/ Israel M. Stein MD
Israel M. Stein MD Chairman of the Board Principal Executive Officer